United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                         -------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 21, 2008

                                 CytoGenix, Inc.
             (Exact name of registrant as specified in its charter)



                                     0-26807
                            (Commission File Number)

                Nevada                                        76-0484097
     ----------------------------                         ------------------
     (State or other jurisdiction                          (IRS Employer
         of incorporation)                                Identification No.)

3100 Wilcrest Drive, Suite 140, Houston, Texas              77042
(Address of principal executive offices)                    (Zip Code)

                                 (713) 789-0070
               Registrant's telephone number, including area code


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))






--------------------------------------------------------------------------------

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On August 18 2008, the Company received from each of Dr. Malcolm Skolnick, President, Chief Executive Officer and Director, Raymond L. Ocampo, Jr., Director and of Scott Parazynski, MD, Director, a letter of resignation effective as of the August 18, 2008 meeting of the board of directors. Copies of the resignation letters are attached to this Current Report on Form 8-K as exhibits.

     On August 18, 2008, the board of directors of the Company  appointed  Randy
J. Moseley, a member of the Company's board of directors, to the position of Chairman of the Board and Interim Chief Executive Officer. Mr. Moseley is to serve in the position as Chairman of the Board and Interim Chief Executive Officer until such time as the board of directors appoints a permanent Chief Executive Officer.

ITEM 5.05 AMENDMENTS TO THE COMPANY'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

     The Company's Board of Directors has amended its Code of Business Conduct and Ethics and related policies so that the duties of the Corporate Governance Committee are now assigned to the entire Board of Directors, until such time that the board grows to include a minimum of five members.

ITEM 8.01.    OTHER EVENTS

     On August 18, 2008, the Company's Board of Directors approved the Company signing a bridge loan agreement for up to $900,000 with Certain Lenders ("Lenders") upon certain conditions precedent as set forth in the proposed bridge loan agreement and listed below;

     (a) All representations and warranties made by the Company in any Loan Document shall be true on and as of the date of the Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of the Loan.

     (b) No Material Adverse Change shall have occurred since the date of last 10K, except those disclosed to Lender by the Company.

     (c) The Company shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of the Loan.

     (d) The making of the Loan shall not be prohibited by any law and shall not subject the Lender to any penalty or other onerous condition under or pursuant to any such law.

     (e) Lenders shall have received all documents and instruments which any Lender has then requested, in addition to those described in Section
          4.1 (including corporate documents and records; certificates of officers and representatives of the Company; and all reports, records, certificates and other documents requested in relation to any Security Document delivered pursuant hereto), as to the accuracy and validity of or compliance with all representations, warranties and covenants made by the Company in this Agreement and the other Loan Documents, the satisfaction of all conditions contained herein or therein, and all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lenders in form, substance and date.

     (f) The Company has executed a Security Agreement in favor of Lenders pledging all of its intellectual property as collateral for this Bridge Loan, as set forth on Exhibit A. Lenders will agree to relinquish its Security Agreement in the intellectual property, as set forth on Exhibit A, to a future funding group that invests $5,000,000 or more in the Company.

     (g) The Company has negotiated the resignation of Greg Taylor as an officer and employee of the Company, on terms acceptable to the Majority Lenders.

     (h) The Company has negotiated the resignation of Dr. Malcolm Skolnick as a member of the Board of Directors and as an officer and employee of the Company on terms acceptable to the Majority Lenders.

     (i) The Company has negotiated settlements, on terms acceptable to the Majority Lenders, with former and current employees owed wages for a payout term and with respect to current employees, a reduced level of payroll until the Company is able to raise sufficient capital to bring these employees back to their current pay rate.

     (j) The Board of Directors has appointed Randy Moseley as interim Chief Executive Officer and Chief Financial Officer.

     (k) The Company has prepared a Form 10Q for the quarter ended June 30, 2008, which is ready to be edgarized and filed.

At such time as the bridge loan is executed it would have the following features:

     (a) the Loan and all accrued and unpaid interest at the rate of 7% per annum would be due and be paid in full on April 30, 2009; and
     (b) the Company would have the ability to prepay the loan in whole or in part at any time without notice, bonus or penalty, together with all interest accrued and unpaid to the date of such repayment.
     (c) Lenders would have the right to convert the bridge loan balance and accrued interest into restricted common stock of the company at the rate of 12 shares of restricted common stock for each dollar of principal and accrued interest owing at the time that Lenders elect to convert.
     (d) The Company would provide the Lenders with a Security Agreement that would include all the Company's assets, including its intellectual properties.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits


Exhibit No.               Description
-----------               -----------

99.1 Resignation Letter of Dr. Malcolm Skolnick, President, Chief Executive Officer, Director

99.2           Resignation Letter of Scott Parazynski, MD, Director

99.3           Resignation of Raymond L. Ocampo, Jr., Director










                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      August 21, 2008             CytoGenix, Inc.

                                  By:  /s/  Randy Moseley
                                  ----------------------------------------------
                                  Randy Moseley, Interim Chief Executive Officer





--------------------------------------------------------------------------------